Exhibit 3.2








                                     BY-LAWS

                                       OF

                            SONOMAWEST HOLDINGS, INC.











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                                TABLE OF CONTENTS
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ARTICLE I              CORPORATE OFFICES....................................................................1

ARTICLE II             BOARD OF DIRECTORS...................................................................1
         Section 2.1   Board to Exercise Corporate Powers...................................................1
         Section 2.2   Number of Directors..................................................................1
         Section 2.3   Directors Need Not Be Shareholders...................................................1
         Section 2.4   Compensation of Directors............................................................1
         Section 2.5   Election and Term of Office..........................................................2
         Section 2.6   Filling Vacancies on the Board.......................................................2
         Section 2.7   Removal of Directors Without Cause...................................................2

ARTICLE III            MEETINGS OF THE BOARD OF DIRECTORS...................................................2
         Section 3.1   Place of Board Meeting...............................................................2
         Section 3.2   Regular Board Meetings...............................................................2
         Section 3.3   Special Board Meetings...............................................................2
         Section 3.4   Notice of Board Meetings.............................................................2
         Section 3.5   Quorum at Board Meetings.............................................................2
         Section 3.6   Adjourned Board Meetings.............................................................2
         Section 3.7   Directors' Waiver of Notice and Consent..............................................2
         Section 3.8   Action by Directors Without a Meeting................................................2
         Section 3.9   Conference Telephone Board Meetings..................................................2
         Section 3.10  Meetings of Board Committees.........................................................2

ARTICLE IV             OFFICERS.............................................................................2
         Section 4.1   Election and Qualifications..........................................................2
         Section 4.2   Term of Office and Compensation......................................................2
         Section 4.3   Removal and Vacancies................................................................2
         Section 4.4   Chairman of the Board................................................................2
         Section 4.5   President............................................................................2
         Section 4.6   President Pro Tem....................................................................2
         Section 4.7   Vice President.......................................................................2
         Section 4.8   Secretary............................................................................2
         Section 4.9   Chief Financial Officer..............................................................2

ARTICLE V              COMMITTEES OF THE BOARD..............................................................2
         Section 5.1   Creation and Appointment of Members..................................................2
         Section 5.2   Powers of Board Committees...........................................................2
         Section 5.3   Executive Committee..................................................................2
         Section 5.4   Committees Not Exercising Board Powers...............................................2

ARTICLE VI             MEETINGS OF SHAREHOLDERS.............................................................2
         Section 6.1   Place of Shareholders' Meetings......................................................2
         Section 6.2   Time of Annual Shareholders' Meetings................................................2
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                                      (i)
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         Section 6.3   Special Shareholders' Meetings......................................................2
         Section 6.4   Notice of Shareholders' Meetings....................................................2
         Section 6.5   Delivery of Notice to Shareholders..................................................2
         Section 6.6   Adjourned Shareholders' Meetings....................................................2
         Section 6.7   Consent to Shareholders' Meeting....................................................2
         Section 6.8   Shareholders Meeting Quorum.........................................................2
         Section 6.9   Shareholder Actions Without Meeting.................................................2
         Section 6.10  Revocation Of Shareholder Consent...................................................2
         Section 6.11  Shareholder Voting Rights...........................................................2
         Section 6.12  Determination of Shareholders of Record.............................................2
         Section 6.13  Elections of Directors; Cumulative Voting...........................................2
         Section 6.14  Proxies.............................................................................2
         Section 6.15  Inspectors of Election..............................................................2

ARTICLE VII            MISCELLANEOUS PROVISIONS............................................................2
         Section 7.1   Instruments in Writing..............................................................2
         Section 7.2   Fiscal Year.........................................................................2
         Section 7.3   Shares Held by the Corporation......................................................2
         Section 7.4   Share Certificates..................................................................2
         Section 7.5   Lost Share Certificates.............................................................2
         Section 7.6   Shareholder Inspection of By-Laws...................................................2
         Section 7.7   Effectiveness of Notices............................................................2
         Section 7.8   Annual Reports to Shareholders......................................................2

ARTICLE VIII           INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS..................2
         Section 8.1   Scope of Indemnification............................................................2
         Section 8.2   Non-Exclusivity of Rights...........................................................2
         Section 8.3   Term and Heirs......................................................................2
         Section 8.4   Severability........................................................................2
         Section 8.5   Amendments..........................................................................2

ARTICLE IX             INTERPRETATION OF BY-LAWS...........................................................2
         Section 9.1   Definitions.........................................................................2
         Section 9.2   By-Laws which Supplement Laws.......................................................2
         Section 9.3   By-Laws which Conflict with Laws....................................................2

ARTICLE X              ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS............................................2
         Section 10.1  Amendment by Shareholders...........................................................2
         Section 10.2  Amendment by Board..................................................................2
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                                      (ii)

                                     BY-LAWS

                                       OF

                            SONOMAWEST HOLDINGS, INC.

                           (a California corporation)


                                   ARTICLE I

                                CORPORATE OFFICES

         The principal office of the corporation shall be located at 2064 Highway 116 North, Sebastopol, California 95472. The Board of Directors ("Board") may at any time relocate the principal office, and may establish one or more subordinate offices, at any place within or outside California.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.1 BOARD TO EXERCISE CORPORATE POWERS. Except where the corporation's articles of incorporation ("ARTICLES"), these By-Laws or applicable law requires approval by the shareholders and/or by others for specified corporate actions, the Board shall exercise all corporate powers. The Board may delegate the management of day-to-day operations as permitted by law, under the ultimate direction of the Board. The Board may also delegate its powers to a Board committee under Article V.

         SECTION 2.2 NUMBER OF DIRECTORS. The authorized number of Directors of the corporation shall be not less than four (4) nor more than (7) until changed by an amendment of the Articles of this section duly adopted by the Shareholders. The exact number of Directors shall be fixed, within the limits specified, by the Board of the Shareholders in the same manner provided for in these By-Laws. The exact number of Directors shall be fixed at four (4) until changed by the Board as provided for in these By-Laws. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

         SECTION 2.3 DIRECTORS NEED NOT BE SHAREHOLDERS. The directors need not be shareholders of the corporation.

         SECTION 2.4 COMPENSATION OF DIRECTORS. Directors shall receive such compensation (if any) for their services as directors, and such reimbursement for their expenses of attendance at meetings, as the Board may determine from time to time. Nothing contained in these By-Laws shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

         SECTION 2.5 ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual shareholders' meeting (see Article VI) to hold office until the next annual meeting. If, for any reason, the annual meeting is not held or the directors are not then elected, a special shareholders' meeting may be called and held to elect directors. A director's term of office shall begin immediately after the election and shall continue until the expiration of the term for which elected and until the director's successor has been elected and qualified.

         SECTION 2.6 FILLING VACANCIES ON THE BOARD. A Board vacancy shall exist when any authorized position of director is not then filled by a duly elected director, whether such vacancy is caused by death, resignation, removal (by the Board or the shareholders), change in the authorized number of directors or otherwise. The Board may declare vacant the office of a director who has been declared of unsound mind by a court order or who has been convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent (other than to fill a vacancy created by removal) shall require the consent of a majority of the outstanding shares entitled to vote. Any director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board. Such a notice will be effective on delivery unless it specifies a later effective date. In the latter event, a successor may be elected to take office when the resignation becomes effective.

         SECTION 2.7 REMOVAL OF DIRECTORS WITHOUT CAUSE. Any or all directors may be removed without cause upon the affirmative vote of a majority of the outstanding shares which would be entitled to vote at an election of directors, subject to the following:

              (a) No director can be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election (see section 6.13) at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and

              (b) If the Articles should then provide that the shareholders of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the shareholders of that class or series.

                                  ARTICLE III

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 3.1 PLACE OF BOARD MEETING. Unless otherwise specified in the notice thereof, Board meetings (whether regular, special or adjourned) shall be held at the corporation's principal office, or at any other place within or outside California which has been most recently designated by the Board or by written consent of all directors.



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         SECTION 3.2 REGULAR BOARD MEETINGS. Regular Board meetings, of which no notice need be given except as may be required by the Articles, these By-Laws or California law for particular matters, shall be held after the adjournment of each annual shareholders' meeting and at such other times as the Board may designate.

         SECTION 3.3 SPECIAL BOARD MEETINGS. Special Board meetings may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or two or more directors.

         SECTION 3.4 NOTICE OF BOARD MEETINGS. Except for regular Board meetings (see section 3.2), Board meetings shall be held upon four (4) days' notice by mail or upon forty-eight (48) hours' notice delivered personally or by telephone, telegraph or other electronic means. If a director's address is not shown on the corporation's records and is not readily ascertainable, notice shall be addressed to that director at the city or place in which the Board meetings are regularly held. Except as set forth in section 3.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if such time and place were fixed at the adjournment of the previous meeting.

         SECTION 3.5 QUORUM AT BOARD MEETINGS. A majority of the authorized number of directors (see section 2.2) shall constitute a quorum of the Board for the transaction of corporate business. Every decision made by a majority of the directors is present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 3.6 ADJOURNED BOARD MEETINGS. A majority of the directors present at a Board meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time and place shall be given prior to the time of the newly scheduled meeting to the directors who were not present at the time of adjournment.

         SECTION 3.7 DIRECTORS' WAIVER OF NOTICE AND CONSENT. Notice of a directors' meeting need not be given to any director who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior the meeting or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the Board meeting minutes.

         SECTION 3.8 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting, if all directors shall individually or collectively consent in writing to such action. Such written consent(s) shall be filed with the minutes of Board meetings. Board action by written consent shall have the same force and effect as a unanimous vote of such directors at a meeting.

         SECTION 3.9 CONFERENCE TELEPHONE BOARD MEETINGS. Directors may participate in a Board meeting through conference telephone or similar communications equipment, so long as all


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directors participating in such meeting can hear one another. Participation in a
Board meeting pursuant to this section constitutes presence in person at such meeting.

         SECTION 3.10 MEETINGS OF BOARD COMMITTEES. The Board meeting procedures set forth in this Article shall apply fully to meeting of Board committees established under Article V.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1 ELECTION AND QUALIFICATIONS. The officers o(pound) this corporation shall consist of a President, a Secretary, a Chief Financial Officer (who may also, or instead, be called the "Treasurer") and may also include such other officers, including a Chairman of the Board and one or more Vice Presidents, as the Board shall deem expedient. Officers shall be chosen by the Board and shall hold their offices for such terms as the Board may prescribe. Any number of offices may be held by the same person. Any Vice President, Assistant Chief Financial Officer (or Assistant Treasurer) or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer or the Secretary, respectively, as directed by the Board and shall perform such other duties as are imposed upon such officer by these By-Laws or the Board.

         SECTION 4.2 TERM OF OFFICE AND COMPENSATION. The term of office and salary of each officer, and the manner and time of payment of such salary, shall be determined by the Board and may be altered by the Board from time to time, subject to the rights, if any, of such officer under any employment contract.

         SECTION 4.3 REMOVAL AND VACANCIES. Any officer may be removed (1) by the Board at any Board meeting, (2) by the vote of shareholders entitled to exercise the majority of voting power at any shareholders' meeting, or (3) by any officer who has been granted such power by the Board. Any officer may resign upon written notice to the corporation without prejudice to the corporation's rights, if any, under any contract to which the officer is a party.

         SECTION 4.4 CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall have the power to preside at all Board meetings, and to call shareholders' meetings and Board meetings to be held, within the limitations prescribed by law or by these By-Laws, at such times and places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and duties as the Board may prescribe.

         SECTION 4.5 PRESIDENT. The powers and duties of the President are:

              (a) To act as the corporation's chief executive officer and, subject to the Board's control, to have general supervision, direction and control of the corporation's business and affairs.

              (b) To preside at all shareholders' meetings and, in the absence of the Chairman of the Board or if there be none, at all Board meetings.




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              (c)   To call meetings of the shareholders and of the Board to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and places as the President shall deem proper.

              (d) To affix the corporation's signature to all documents which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the corporation; to sign certificates for shares of stock of the corporation and, subject to the direction of the Board, to have general charge o(pound) the corporation's property and to supervise and control all officers, agents and employees of the corporation.

         SECTION 4.6 PRESIDENT PRO TEM. If neither the Chairman of the Board, the President nor any Vice President is present at any Board meeting, a President pro tem may be chosen to preside at that meeting. If neither the President nor any Vice President is present at any shareholders' meeting, a President pro tem may be chosen to preside at that meeting.

         SECTION 4.7 VICE PRESIDENT. In case of the absence, disability or death of the President, the Vice President, if there be one, or one of the Vice Presidents, shall exercise all powers and perform all duties of the President. If there be more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board. If no order has been fixed, the Vice President who has served the longest as Vice President shall first succeed the President. The Vice President(s) shall have such other powers and duties as the Board may prescribe.

         SECTION 4.8 SECRETARY. The powers and duties of the Secretary are:

              (a) To keep a minute book at the corporation's principal office, or at such other place as the Board may order, of all Board meetings and shareholders' meetings, recording the time and place of the meeting, whether it was regular or special and, if special, how authorized, the notice given of such meeting, the names of those present at Board meetings, the number of shares present or represented at shareholders' meetings, and the proceedings at the meeting.

              (b) To keep the corporation's seal (if it has a seal) and to affix the seal to instruments as directed by the Board or by the President.

              (c) To keep or cause to be kept at the corporation's principal office, a share register, or duplicate share registers, showing the shareholders' names and addresses, the number and classes of shares held by each shareholder, the number and date of certificates issued for shares, and the number and date of cancellation of every cancelled share certificate.

              (d) To keep a supply of share certificates, to fill in required information in all share certificates issued and to make a proper record of each issuance of shares.

              (e) To transfer the corporation's shares on its shareholder records. No share certificate shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever, unless it has been signed or authenticated as provided in section 7.4.


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              (f) To serve and publish all notices that may be necessary or proper, without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to serve or publish any notices, such notices may be served and/or published by the President or a Vice President, or by any person authorized to do so by either of them or by the Board or by the holders of a majority of the outstanding shares.

              (g) Generally to perform all duties which pertain to the office of Secretary and as may be required by the Board. At any time when the corporation has a transfer agent and/or registrar, the Board may assign to such person(s) the duties of the Secretary described above to the extent permitted by law.

         SECTION 4.9 CHIEF FINANCIAL OFFICER. The powers and duties of the Chief Financial Officer (who may also, or instead, be called the "Treasurer") are:

              (a) To supervise the maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

              (b) To have custody of all funds, securities, evidence of indebtedness and other valuable financial documents of the corporation and, at the Chief Financial Officer's discretion, to cause any or all such documents thereof to be deposited for the corporation's account with such depository as may be designated by the Board.

              (c) To receive, or cause to be received, money paid to the corporation and to give, or cause to be given, receipts for such money. (d) To disburse, or cause to be disbursed, all corporate funds as may be directed by the Board, taking proper vouchers for such disbursements.

              (e) To render to the President and to the Board, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

              (f) Generally to perform all duties which pertain to the office of Chief Financial Officer and as may be required by the Board.

                                   ARTICLE V

                             COMMITTEES OF THE BOARD

         SECTION 5.1 CREATION AND APPOINTMENT OF MEMBERS. A majority of the authorized number of directors (see section 2.2) may designate one or more Board committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any Board committee meeting, who may replace any absent member at any Board committee. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors.



                                      -6-
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         SECTION 5.2 POWERS OF BOARD COMMITTEES. Any Board committee established under section 5.1 shall, to the extent provided in the enabling Board resolution, have all the Board's authority except with respect to:

              (a) The approval of any action which requires shareholder approval; (b) The filling of vacancies on the Board or on any Board committee;

              (c) The fixing of directors' compensation for serving on the Board or on any Board committee;

              (d) The amendment or repeal of By-laws or the adoption of new By-laws;

              (e) The amendment or repeal of any Board resolution which states expressly that it is not so amendable or repealable;

              (f) A distribution to the shareholders, except at a rate or in a periodic amount or within a price range previously determined by the Board; or

              (g) The appointment of other Board committees or the members thereof.

         SECTION 5.3 EXECUTIVE COMMITTEE. If the Board appoints an Executive Committee, the Executive Committee, in all cases in which specific direction to the contrary has not been given by the Board, shall have and may exercise, during the intervals between Board meetings, all authority of the Board to manage the business and affairs of the corporation (except as otherwise provided in section 5.2 or in the enabling Board resolution).

         SECTION 5.4 COMMITTEES NOT EXERCISING BOARD POWERS. This Article shall not apply to any committees which do not exercise any power of the Board. The Board may create any such committee and grant it such powers as it deems appropriate, so long as such committee does not exercise any powers of the Board.

                                   ARTICLE VI

                            MEETINGS OF SHAREHOLDERS

         SECTION 6.1 PLACE OF SHAREHOLDERS' MEETINGS. Shareholders' meetings (whether regular, special or adjourned) shall be held at the corporation's principal office, or at any other place within or outside California as may be designated by the Board or by written consent of all the shareholders entitled to vote thereat.

         SECTION 6.2 TIME OF ANNUAL SHAREHOLDERS' MEETINGS. The annual shareholders' meeting shall be held at the principal executive office of the corporation, or at such other place as may be designated in the notice of such meeting, on a date and at a time fixed by the Board or the Executive Committee (if any), which date shall be within the five-month period following the preceding fiscal year-end of the corporation and not more than fifteen months after the preceding annual meeting.





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         SECTION 6.3 SPECIAL SHAREHOLDERS' MEETINGS. Special shareholders'
meetings may be called by the Board, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the vote at such meeting.

         SECTION 6.4 NOTICE OF SHAREHOLDERS' MEETINGS.

              (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 days (or 30 days, if sent by third class mail) nor more than 60 days before the meeting day to each shareholder entitled to vote thereat. Such notice shall state the place, date and time of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders but, subject to the provisions of subsection (b), any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended, at the time of the notice, to be presented by management for election.

              (b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the meeting notice or in any written waiver of notice:

                       (1) a proposal to approve a transaction between the
                    corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;

                       (2) a proposal to amend the Articles;

                       (3) a proposal regarding a reorganization, merger or
                    consolidation involving the corporation;

                       (4) a proposal to wind up and dissolve the corporation;
                    or

                       (5) a proposal to adopt a plan of distribution of the
                    shares, obligations or securities of any other corporation, domestic or foreign, or of assets other than money, except in accordance with the liquidation rights of any preferred shares as may be specified in the Articles.

         SECTION 6.5 DELIVERY OF NOTICE TO SHAREHOLDERS. Notice of a shareholders' meeting or any report to shareholders shall be given either personally, by first class mail, by telex or telegram or by other means of written communication addressed to the shareholder at the address of such shareholder appearing on the corporation's records or given by the shareholder to the corporation for the purpose of receiving notice. If no such address appears or has been given, such notice may be given to the shareholder at the corporation's principal executive office or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time it is delivered personally or deposited in the mail or sent by other means of written



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communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

         If any notice or report addressed to a shareholder at the address of such shareholder appearing on the corporation's records is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service was unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if they are made available for that shareholder upon written demand at the corporation's principal executive office for a period of one year from the date such future notice or report is given to all other shareholders.

         SECTION 6.6 ADJOURNED SHAREHOLDERS' MEETINGS. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the newly scheduled meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except as provided below in this section. Any business may be transacted at the newly scheduled meeting which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if, after the adjournment, a new record date is fixed for the newly scheduled meeting, a notice of the newly scheduled adjourned meeting shall be given to each shareholder of record entitled to vote at the original meeting.

         SECTION 6.7 CONSENT TO SHAREHOLDERS' MEETING.

              (a) WRITTEN CONSENT. The transactions at any shareholders' meeting, however, called and noticed and wherever held, are as valid as if they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each person who was entitled to vote but who was not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the minutes of that meeting. Neither the business to be transacted at, nor the purpose of, any regular or special shareholders' meeting need be specified in any such written waiver of notice, consent or approval, except as required under section 6.4(b).

              (b) CONSENT BY ATTENDANCE AT MEETING. A person's attendance at a shareholders' meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting has not been lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by section 6.4 or the California Corporations Code to be included in the notice but no so included, if such objection is expressly made at the meeting.

         SECTION 6.8 SHAREHOLDERS MEETING QUORUM.

              (a) The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any shareholders' meeting shall constitute a quorum for the transaction of business. Except as provided in subsection (b) below, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present



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(which shares voted affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is now or hereafter required by law or the Articles or these By-Laws.

              (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

              (c) In the absence of a quorum, any meeting of shareholders may be adjourned by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subsection (b) above.

         SECTION 6.9 SHAREHOLDER ACTIONS WITHOUT MEETING.

              (a) Any action which may be taken at any annual or special shareholders' meeting may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for election of directors.

              (b) Unless the consents of all shareholders entitled to vote have been solicited in writing.

                       (1) notice of any shareholder approval on matters
                    described in subparagraphs (1), (3) and (5) of section 6.4(b), or respecting indemnification of the corporation's agents, without a shareholders' meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

                       (2) prompt notice shall be given of any other corporate
                    action approved by shareholders without a meeting by less than unanimous written consent,

to those shareholders entitled to vote who have not consented in writing.
Section 6.5 shall apply to such notice.

         SECTION 6.10 REVOCATION OF SHAREHOLDER CONSENT. Any shareholder who has given a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary, but may not do so thereafter. Such a revocation shall be effective upon its receipt by the Secretary.

         SECTION 6.11 SHAREHOLDER VOTING RIGHTS. Except as provided in section 6.13, in the Articles or in any law relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections of directors, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder is voting all shares which such shareholder is entitled to vote.

         SECTION 6.12 DETERMINATION OF SHAREHOLDERS OF RECORD.

              (a) So that the corporation may determine which shareholders are entitled to receive notice of a shareholders' meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in connection with any other lawful action, the Board may fix a record date in advance, which date shall not be more than 60 days nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

              (b) In the absence of any record date set by the Board under subsection (a) above, then:

                       (1) The record date for determining shareholders entitled
                    to receive notice of, or to vote at, a shareholders' meeting shall be the close of business on the business day before the day on which notice is given or, if notice is waived, at the close of business on the business day before the meeting day.

                       (2) The record date for determining shareholders entitled
                    to consent to corporate action in writing without a meeting, when no prior action by the-Board has been taken, shall be the day on which the first written consent is given.

                       (3) The record date for determining shareholders for any
                    other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

              (c) A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any newly scheduled meeting following adjournment of the original meeting unless the Board fixes a new record date for the newly scheduled meeting, but the Board shall fix a new record date if the original meeting is adjourned for more than 45 days.

              (d) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles, by agreement or applicable law.

         SECTION 6.13 ELECTIONS OF DIRECTORS; CUMULATIVE VOTING.

              (a) Every shareholder who complies with subsection (b) and is entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or may distribute the shareholder's votes on the same principle among as many candidates as the shareholder deems fit.

              (b) No shareholder may cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such a shareholder normally is entitled to cast) unless such candidate or candidates' names have been placed in nomination before the voting and the shareholder has given written notice to the meeting chairman, at the meeting prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

              (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. (d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

         SECTION 6.14 PROXIES.

              (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the applicable provisions of the California Corporations Code shall be presumptively valid.

              (b) No proxy shall be valid after 11 months from its date unless otherwise provided in the proxy. Every proxy shall otherwise remain effective until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided by law or applicable agreement. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked, by a subsequent proxy executed by the same person and presented to the meeting or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the proxy forms shall presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

              (c) A proxy is not revoked by the death or incapacity of the maker unless the corporation receives the written notice of such death or incapacity before the vote is counted.

         SECTION 6.15 INSPECTORS OF ELECTION. At the Board's direction given before or at any shareholders' meeting at which directors are to be elected, or at the request of any shareholder or shareholder's proxy made at such a meeting, the meeting chairman shall appoint either one or three inspector(s) of election. The duties of the inspector(s) shall be (1) to determine the number of shares outstanding, the number of shares represented at the meeting, the voting rights of shares, the existence of a quorum and the validity of proxies, written consents and written ballots; (2) to receive and count the votes and/or consents, determine when the polls shall close, and conclusively determine all challenges and questions which may arise in the course of the voting; and (3) to announce the results of the election and, if requested by the Board or by any shareholder or shareholder's proxy, to execute a certificate setting forth such results. If three inspectors are named, they shall act by majority vote.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer(s) or agent(s) as the Board may designate. No officer, agent or employee of the corporation shall have authority to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board.

         SECTION 7.2 FISCAL YEAR.

         The corporation's fiscal year shall end on the last day of June.

         SECTION 7.3 SHARES HELD BY THE CORPORATION.

         Shares or other ownership interests held by the corporation in other corporations or other entities may be voted or represented, and all rights incident thereto may be exercised, on behalf of the corporation by the President or by any other officer authorized to do so by the Board.

         SECTION 7.4 SHARE CERTIFICATES. A share certificate or certificates shall be issued to each holder or fully paid shares of the corporation's capital stock. Every shareholder shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President, and by the Chief Financial Officer or any Assistant Chief Financial Officer, or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all signatures on the share certificate may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         SECTION 7.5 LOST SHARE CERTIFICATES. The corporation may issue a new certificate for shares or for any other security in the place of any certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board may adopt such other resolutions with reference to lost certificates, not inconsistent with applicable law, as it may deem appropriate.

         SECTION 7.6 SHAREHOLDER INSPECTION OF BY-LAWS. The corporation shall keep at its principal office in California the original or a copy of these By-Laws as amended to date, which



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

shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation should be outside of California and the corporation has no principal business office in California, the corporation shall, upon the written request of any shareholder, furnish to such shareholder a copy of the By-Laws as amended to date.

         SECTION 7.7 EFFECTIVENESS OF NOTICES. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided,
(1) the time a mailed notice is deposited in the United States mails, postage prepaid; (2) the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means, to the recipient; or (3) the time any oral notice is communicated, in person or by telephone or radio, to the recipient or to a person at the recipient's office who the person giving the notice has reason to believe will promptly communicate it to the recipient.

         SECTION 7.8 ANNUAL REPORTS TO SHAREHOLDERS. Except as may otherwise be required by law for certain matters, no annual report need be furnished to the shareholders so long as there are fewer than 100 shareholders of record (determined under section 605 of the California Corporations Code). Whenever the corporation has 100 or more shareholders of record, the Board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the corporation's fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

                                  ARTICLE VIII

                          INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

         SECTION 8.1 SCOPE OF INDEMNIFICATION.

              (a) The corporation shall, to the broadest and maximum extent permitted by law, indemnify each person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person was or is a director of the corporation, or was or is serving at the request of the corporation as a director of another corporation or other enterprise, against expenses (including attorneys' fees), judgment, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. In addition, the corporation shall, to the broadest and maximum extent permitted by law, promptly upon demand pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that such person is not entitled to be indemnified by the corporation as authorized in this Section 1.

              (b) If a claim under paragraph (a) of this Section 1 is not paid in full by the corporation within 45 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be



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


paid the expenses of prosecuting such claim, including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California Corporations Code for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense by clear and convincing evidence shall be on the corporation.

              (c) The Board of Directors may, in its discretion, provide by resolution for such indemnification of, or advance of expenses to, officers, employees or agents of the corporation, and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the California General Corporation law.

         SECTION 8.2 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles or any By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

         SECTION 8.3 TERM AND HEIRS. The rights to indemnification and advancement of expenses conferred in this Article VIII shall continue as to any person who has ceased to be a director with respect to any act or omissions that occurred during the time such person was a director and shall inure to the benefit of the heirs, executors and administrators of each such person.

         SECTION 8.4 SEVERABILITY. If any provision of this Article VIII shall be found, in any proceeding or appeal therefrom or in any other circumstances or as to any person entitled to indemnification hereunder to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

         SECTION 8.5 AMENDMENTS. The provisions of this Article VIII shall be deemed to constitute an agreement between the corporation and each of the persons entitled to indemnification hereunder, for as long as such provisions remain in effect. Any amendment to the provisions of this Article VIII which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims or causes of action based on actions or events occurring after such amendment and delivery of notice of such amendment is given to the person or persons so affected. Until notice of such amendment is given to the person or persons whose rights hereunder are affected, such amendment shall have no effect on such rights of such persons hereunder. Any person entitled to indemnification under the provisions of this Article VIII shall as to any act or omission occurring prior to the date of receipt of this notice, be entitled to indemnification to the same extent as had such provisions continued as By-Laws of the corporation without such amendment.





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

                                   ARTICLE IX

                            INTERPRETATION OF BY-LAWS

         SECTION 9.1 DEFINITIONS. Unless defined otherwise in these By-Laws or the context otherwise requires, terms used in these By-Laws shall have the same meaning, if any, as they have been given in the applicable sections of the California Corporations Code.

         SECTION 9.2 BY-LAWS WHICH SUPPLEMENT LAWS. All provisions of these By-Laws shall be construed, insofar as possible, as being supplemental to all laws applicable to their subject matter and shall be fully complied with in addition to such laws unless such compliance is illegal.

         SECTION 9.3 BY-LAWS WHICH CONFLICT WITH LAWS. Any provision of these By-laws which, upon being construed as provided in section 9.2, conflicts with any applicable law or regulation shall not apply so long as such law or regulation shall remain in effect, but such result shall not affect the validity of any other portion of these By-Laws. It is hereby declared that these By-Laws would have been adopted irrespective of the fact that any one or more of their provisions is or are illegal.

                                   ARTICLE X

                    ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

         SECTION 10.1 AMENDMENT BY SHAREHOLDERS. Any provision of these By-Laws may be amended or repealed, and new By-Law provisions may be adopted, by the approval of a majority of the outstanding shares entitled to vote.

         SECTION 10.2 AMENDMENT BY BOARD. Subject to the right of shareholders to adopt, amend or repeal By-Laws (see section 10.1), By-Laws other than one changing the authorized number of directors (see section 2.2) may be adopted, amended or repealed by the Board. A By-Law adopted by the shareholders may restrict or eliminate the Board's power to adopt, amend or repeal any or all By-Laws.












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